Exhibit 3.2


Filed in the Office of the Secretary
of State of State of Nevada
November 19, 1998
C3888-97
Dean Heller, Secretary of State

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       of
                              C2 TECHNOLOGIES, INC.
                            (After Issuance of Stock)

         We the undersigned, Michael Ward, President and Royis Ward, Secretary of C2 Technologies, Inc. do hereby certify:

         That the Board of Directors of C2 Technologies, Inc. by unanimous board action, and on November 9, 1998, adopted the following resolution to amend the original articles of incorporation as follows:

         Article One [Name] is hereby amended to read as follows:

         The name of the corporation is TIDELANDS OIL & GAS CORPORATION.

         Article Four [Capital Stock] is hereby amended to read as follows:

         The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of stock, all of one class, each with a par value of $0.001 per share, which shall be known as common stock. All of the voting power of the capital stock of this corporation will reside in the common stock. No capital stock of this corporation will be subject to assessment and no holder of any share or shares will have preemptive rights to subscribe to any or all issues of shares of securities of this corporation.

         Article Five [Directors] is hereby added as follows:

         The affairs of the corporation will be governed by a Board of Directors of no more than seven (7) nor less than one (1) person.

         This change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

            /s/ Michael R. Ward                        /s/ Royis Ward
         -------------------------                  ------------------------
         Michael Ward, President                    Royis Ward, Secretary


STATE OF TEXAS      )
                    ) ss:
County of Nueces    )

         On this 17th day of November,  1998,  personally  appeared before me, a
Notary  Public,   Michael  Ward,   President  of  C2  Technologies,   Inc.,  who
acknowledged that he signed the above instrument.

                                                    /s/ Priscilla Castillo
                                                   ----------------------------
                                                   NOTARY PUBLIC in and for the
                                                   State of  Texas, residing at:
                                                   Comm. Expires: 7/30/00


STATE OF TEXAS      )
                    ) ss:
County of           )

         On this 17th day of November, 1998, personally appeared before me, a Notary Public, Royis Ward, Secretary of C2 Technologies, Inc., who acknowledged that he signed the above instrument.

                                                      /s/ Barbie Lopez
                                                   ----------------------------
                                                   NOTARY PUBLIC in and for the
                                                   State of  Texas, residing at:
                                                   Comm. Expires: April 26,1999